FIRST AMENDMENT
TO CREDIT AGREEMENT
This Amendment is entered into as of October 4, 2012 by and among MDU Resources Group, Inc., a Delaware corporation (the “Borrower”); Wells Fargo Bank, National Association, a national banking association, as administrative agent under the Credit Agreement described below (in such capacity, the “Administrative Agent”); and the undersigned Lenders (as defined in the Credit Agreement described below).
The Borrower, the Administrative Agent and the Lenders are parties to a Credit Agreement dated as of May 26, 2011 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”).
The Borrower has asked the Lenders to increase the amount available for borrowing under the Credit Agreement and to extend the term of the Credit Agreement, and the Lenders are willing to do so on the terms and conditions set forth herein.
ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:
1.    Definitions. All terms defined in the Credit Agreement that are not otherwise defined herein shall have the meanings given them in the Credit Agreement.
2.    Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
(a)    The phrase, “$100,000,000 Revolving Credit Facility”, on the cover page of the Credit Agreement is hereby deleted, and the phrase, “$125,000,000 Revolving Credit Facility”, is substituted therefor.
(b)    The definitions of the following terms in Section 1.1 of the Credit Agreement are hereby amended in their entirety to read, respectively, as follows:
“Aggregate Revolving Commitment Amount” means $125,000,000, as such amount may be reduced pursuant to Section 2.13 or increased pursuant to Section 2.14.
“Fee Letters” means (i) the Fee Letter dated April 4, 2011 between the Administrative Agent, Wells Fargo Securities, LLC and the Borrower, (ii) the Fee Letter dated April 4, 2011 between Union Bank, N.A. and the Borrower, (iii) the Fee Letter dated September 14, 2012 among the Administrative Agent, Wells Fargo Securities, LLC and the Borrower, and (iv) any separate agreements between the Borrower and the Administrative Agent after the date hereof that set forth the terms of fees to be paid by the Borrower to the Administrative Agent for the Administrative Agent’s own behalf or for the benefit of the Lenders, as more fully set forth therein.
“Maturity Date” means October 4, 2017.
(c)    Section 4.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

Section 4.2    Authorization of Credit Extensions; No Conflict as to Law or Agreements.
The execution, delivery and performance by the Borrower of the Loan Documents, and the borrowings from time to time hereunder, have been duly authorized by all necessary corporate action and by all necessary public utilities commissions and any other regulatory bodies having jurisdiction over the Borrower (except as noted in Schedule 4.2 to the Agreement with respect to Borrowings made after December 13, 2012), and do not and will not (i) require any consent or approval of the stockholders of the Borrower, or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than Authorizing Orders set forth in Schedule 4.2 that (except as noted therein with respect to Borrowings made after December 13, 2012) have been obtained and copies of which have been delivered to the Administrative Agent pursuant to Section 3.1, (ii) violate any provision of any law, rule or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the articles of incorporation or bylaws of the Borrower, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature (other than those in favor of the Administrative Agent to secure one or more of the Obligations) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.
(d)    Exhibit A to the Credit Agreement is hereby replaced in its entirety with Exhibit A to this Amendment.
(e)    Schedule 4.4 to the Credit Agreement is hereby amended and restated as set forth in Schedule 4(c) to this Amendment.
3.    Replacement Notes. Concurrent with the execution of this Amendment, the Borrower shall execute and deliver to the Administrative Agent its promissory notes (the “Replacement Notes”) in the form of Exhibit B to the Credit Agreement, dated the date hereof, payable to the order of each Lender in an amount equal to that Lender’s Revolving Commitment, after giving effect to the amendments set forth in Section 2 above. The Lenders shall accept the Replacement Notes in substitution for, but not in payment of, the corresponding Notes dated May 26, 2011 delivered in connection with the closing of the Credit Agreement. Each reference in the Credit Agreement to the “Notes” shall hereafter be deemed to be a reference to the Replacement Notes.
4.    Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:
(a)    The Borrower has all requisite power and authority, corporate or otherwise, to execute and deliver this Amendment, and to perform this Amendment and (except as noted in Schedule 4.2 to the Credit Agreement with respect to Borrowings made after December 13, 2012) the Credit Agreement as amended hereby. This Amendment has been duly and validly executed and delivered to the Administrative Agent and the Lenders by the Borrower, and this Amendment, and the Credit Agreement as amended hereby, constitute the Borrower’s legal, valid and binding obligations enforceable in accordance with their terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.
(b)    The execution, delivery and performance by the Borrower of this Amendment, and the performance of the Credit Agreement as amended hereby, have been duly authorized by all necessary corporate action and do not and will not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, except as noted in Schedule 4.2 to the Credit Agreement with respect to Borrowings made after December 13, 2012, (ii) violate the Borrower’s articles of incorporation or bylaws or any provision of any law, rule, regulation or order presently in effect having applicability to the Borrower, or (iii) result in a breach of or constitute a default under any indenture or agreement to which the Borrower is a party or by which the Borrower is bound.
(c)    Except as set forth in Schedule 4(c) attached hereto, all of the representations and warranties contained in Article IV of the Credit Agreement, as amended hereby, are correct on and as of the date hereof as though made on and as of such date.
5.    Conditions. The amendments set forth in paragraph 2 shall be effective only if the Administrative Agent has received (or waived the receipt of) each of the following, in form and substance satisfactory to the Administrative Agent, on or before the date hereof (or such later date as the Administrative Agent may agree to in writing):
(a)    This Amendment, duly executed by the Borrower and each of the Lenders below.
(b)    The Replacement Notes, duly executed by the Borrower.
(c)    A certificate of an officer of the Borrower (i) certifying that the execution, delivery and performance of this Amendment, and the performance of the Credit Agreement as amended hereby, have been duly approved by all necessary action of the board of directors of the Borrower, and attaching true and correct copies of the applicable resolutions granting such approval, (ii) certifying that there have been no amendments to or restatements of the articles of incorporation or bylaws of the Borrower as furnished to the Administrative Agent in connection with the execution and delivery of the Credit Agreement, other than those that may be attached to the certificate, and (iii) certifying the names of the officers of the Borrower that are authorized to sign this Amendment, together with the true signatures of such officers.
(d)    A signed copy of the opinion of Paul K. Sandness, general counsel for the Borrower, in substantially the form of Exhibit B-1 hereto, and a signed copy of the opinion of Cohen Tauber Spievack & Wagner P.C., special counsel to the Borrower, in substantially the form of Exhibit B-2.
(e)    All fees required to be paid with respect to this Amendment as of the date hereof as specified in the Fee Letter.
6.    Miscellaneous. The Borrower shall pay all costs and expenses of the Administrative Agent, including attorneys’ fees, incurred in connection with the drafting and preparation of this Amendment and any related documents. Except as amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Amendment, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by e-mail transmission of a PDF or similar copy shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart signature page to this Amendment by facsimile or by e-mail transmission shall also deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment. This Amendment shall be governed by the substantive law of the State of New York.
[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

MDU RESOURCES GROUP, INC.

By	/s/ Doran N. Schwartz
Doran N. Schwartz
Vice President and Chief Financial Officer

Signature page to First Amendment to MDU Resources Group, Inc. Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By	/s/ Keith Luettel
Name:	Keith Luettel
Title:	Vice President

Signature page to First Amendment to MDU Resources Group, Inc. Credit Agreement

UNION BANK, N.A.

By	/s/ Bryan Read
Name:	Bryan Read
Title:	Vice President

Signature page to First Amendment to MDU Resources Group, Inc. Credit Agreement

PNC BANK, NATIONAL ASSOCIATION

By	/s/ Michael Leong
Name:	Michael Leong
Title:	Senior Vice President

Signature page to First Amendment to MDU Resources Group, Inc. Credit Agreement

U.S. BANK NATIONAL ASSOCIATION

By	/s/ John Prigge
Name:	John Prigge
Title:	Vice President

Signature page to First Amendment to MDU Resources Group, Inc. Credit Agreement

Exhibit A
REVOLVING COMMITMENTS AND ADDRESSES

Name	Revolving Commitment	Notice Address
MDU Resources Group, Inc.	N/A	1200 West Century Avenue Bismarck, ND 58503 Attention: Doug Mahowald, Treasurer Telecopier: 701-530-1734 E-Mail: Doug.Mahowald@MDUResources.com
Wells Fargo Bank, National Association, as Administrative Agent	N/A
1525 W WT Harris Boulevard
Mail Code: D1109-019
Attention: Syndication Agency Services
Charlotte, NC 28262
Telecopier: 704-590-2790
E-Mail: agencyservices.requests@wellsfargo.com
with a copy to:
MAC N9305-070
90 South Seventh Street
Minneapolis, MN 55402
Attention: Keith Luettel
Telecopier: 612-667-4747
E-Mail: keith.r.luettel@wellsfargo.com

Wells Fargo Bank, National Association, as a Lender	$35,000,000	MAC N9305-070 90 South Seventh Street Minneapolis, MN 55402 Attention: Keith Luettel Telecopier: 612-667-4747 E-Mail: keith.r.luettel@wellsfargo.com
Union Bank, N.A.	$35,000,000	445 S. Figueroa Street, 15th Floor Los Angeles, CA 90071 Attention: Kevin Zitar Telecopier: 213-236-4096 E-Mail: kevin.zitar@unionbank.com
PNC Bank, National Association	$27,500,000	One North Franklin, 28th Floor Chicago, IL 60606 Attention: Michael Cortese Telecopier: 312-338-8128 E-Mail: Michael.Cortese@pnc.com
U.S. Bank National Association	$27,500,000	800 Nicollet Mall Minneapolis, MN 55402 Attention: John Prigge Telecopier: 612-303-2265 E-Mail: John.prigge@usbank.com

Exhibit B-1
Opinion of Paul K. Sandness
October 4, 2012
Wells Fargo Bank, National Association
as Administrative Agent and as a Lender,
and the Other Financial Institutions Listed on
Schedule A Hereto
Ladies and Gentlemen:
I am the General Counsel of MDU Resources Group, Inc., a Delaware corporation (the “Company”), and in such capacity, I am familiar with the negotiation, preparation, execution and delivery of (i) a First Amendment to Credit Agreement (the “Amendment”) dated October 4, 2012 among the Company, Wells Fargo Bank, National Association, as Administrative Agent and as a Lender, and Union Bank, N.A., PNC Bank, National Association and U.S. Bank National Association, as Lenders, and (ii) a Fee Letter (together with the Amendment, the “Amendment Documents”) dated September 14, 2012 among Wells Fargo Securities, LLC, Wells Fargo Bank, National Association, as Administrative Agent, and the Company, setting forth certain fees to be paid in connection with the Amendment. This opinion is furnished to you pursuant to Section 5(d) of the Amendment and at the instruction of the Company. All capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in or pursuant to the Amendment.
For the purpose of rendering the opinions contained herein, I have examined and reviewed the Amendment Documents and the Loan Documents. I have also examined the originals, or copies certified to my satisfaction, of the Restated Certificate of Incorporation and By-Laws of the Company, resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of the Amendment Documents and the Loan Documents, and such other corporate records of the Company and agreements, instruments and other documents as I have deemed necessary as a basis for the opinions expressed below. In my examination, I have assumed the genuineness of all signatures, other than the signatures of the Company on the Amendment Documents and the Loan Documents, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals and the conformity with original documents of all documents submitted to me as certified or photostatic copies. I have also assumed, with your consent, the due execution and delivery, pursuant to due authorization, of the Amendment Documents and the Loan Documents by all parties thereto other than the Company and the validity and binding effect of the Amendment Documents and the Loan Documents upon such parties.
As to any facts that I did not independently establish or verify, I have relied without independent investigation upon statements, representations and certificates of officers of the Company and as to the matters addressed therein, upon certificates or communications from public officials. As used herein, the phrase “to my knowledge” with respect to the existence or absence of facts is intended to signify that, while I have made no specific inquiry or other independent examination to determine the existence or absence of such facts, no factual information has come to my attention which causes me to believe that such facts are not accurate.
Based on and subject to the foregoing and upon such investigation as I have deemed necessary, and subject to the qualifications set forth below, it is my opinion that:

1.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.
2.    The Company is duly qualified as a foreign corporation to transact business and is in good standing in Minnesota, Montana, North Dakota and South Dakota, and is not required, whether by reason of ownership or leasing of property or the conduct of its business, to be qualified in any other jurisdiction, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
3.    The Company has the corporate power and authority to execute and deliver the Amendment Documents and to perform its obligations under the Amendment Documents and under the Loan Documents as amended thereby, and has all requisite corporate power and authority, licenses and permits to own its assets and to carry on its business as currently conducted and as contemplated to be conducted by the Amendment and by the Credit Agreement as amended thereby.
4.    The execution and delivery of the Amendment Documents, and the performance by the Company of the Amendment Documents and the Loan Documents as amended thereby, have been duly authorized by all necessary corporate action and by all necessary public utility commissions and other regulatory bodies having jurisdiction over the Company (except as noted in Schedule 4.2 of the Credit Agreement with respect to Borrowings made after December 13, 2012), and each of the Amendment Documents has been duly executed and delivered by the Company.
5.    The execution and delivery of the Amendment Documents, and the performance by the Company of the Amendment Documents and the Loan Documents as amended thereby, do not and will not (a) require any consent or approval of the stockholders of the Company or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, other than Authorizing Orders set forth in Schedule 4.2 to the Credit Agreement that (except as noted therein with respect to Borrowings made after December 13, 2012) have been obtained and are in full force and effect, (b) violate any provision of any law, rule or regulation or any order, writ, injunction or decree presently in effect having applicability to the Company or the Restated Certificate of Incorporation or By-Laws of the Company, (c) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which its properties may be bound or affected, or (d) except as provided therein, result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of its properties.
6.    Except as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, or in any document subsequently filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, there are no actions, suits or proceedings pending or, to my knowledge, threatened against or affecting the Company or the properties of the Company before any court or governmental department, commission, board, bureau, agency or instrumentality, which, if determined adversely to the Company, would have a Material Adverse Effect.
The opinions expressed herein are limited to the laws of the State of North Dakota and the General Corporation Law of the State of Delaware. I am a member of the Minnesota and North Dakota Bars and do not hold myself out as an expert on the laws of the States of Delaware, Montana or South Dakota. Insofar as the opinions expressed herein relate to the General Corporation Law of the State of Delaware, or the federal laws of the United States of America, I have relied with your consent on the opinion, of even date herewith, of Cohen Tauber Spievack & Wagner P.C.
This opinion is intended solely for your use and is rendered solely in connection with the Amendment Documents and the Loan Documents, and without my written consent may not be (a) relied upon by you for any other purpose, or (b) relied upon by any other person or entity for any purpose, except that Cohen Tauber Spievack & Wagner P.C., special counsel to the Company, may rely on the opinions expressed herein in rendering to you their opinion of even date herewith. The opinions expressed above are limited to the law and facts in effect on the date hereof. I disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which might alter, affect or modify the opinions expressed herein.
I hereby consent to reliance by the Administrative Agent and the Lenders now or hereafter parties to the Credit Agreement on the opinions expressed herein.
Very truly yours,
Paul K. Sandness
General Counsel and Secretary

SCHEDULE A
Lenders
Wells Fargo Bank, National Association
Union Bank, N.A.
PNC Bank, National Association
U.S. Bank National Association

Exhibit B-2
Opinion of Cohen Tauber Spievack & Wagner P.C.
October 4, 2012
Wells Fargo Bank, National Association, as
Administrative Agent and as a Lender,
and the Other Financial Institutions Listed on
Schedule A Hereto
Ladies and Gentlemen:
We have acted as special counsel for MDU Resources Group, Inc., a Delaware corporation (the “Company”), in connection with (i) a First Amendment to Credit Agreement (the “Amendment”) dated October 4, 2012 among the Company, Wells Fargo Bank, National Association, as Administrative Agent and as a Lender, and Union Bank, N.A., PNC Bank, National Association and U.S. Bank National Association, as Lenders, and (ii) a Fee Letter (together with the Amendment, the “Amendment Documents”) dated September 14, 2012 among Wells Fargo Securities, LLC, Wells Fargo Bank, National Association, as Administrative Agent, and the Company, setting forth certain fees to be paid in connection with the Amendment. This opinion is furnished to you pursuant to Section 5(d) of the Amendment and at the instruction of the Company. All capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in or pursuant to the Amendment.
For the purpose of rendering the opinions contained herein, we have examined and reviewed the Amendment Documents and the Loan Documents. We have also examined the originals, or copies certified to our satisfaction, of the Restated Certificate of Incorporation and By-Laws of the Company, resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of the Amendment Documents and the Loan Documents, and such other corporate records of the Company and agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with original documents of all documents submitted to us as certified or photostatic copies. We have also assumed, with your consent, the due execution and delivery, pursuant to due authorization, of the Amendment Documents and the Loan Documents by all parties thereto other than the Company and the validity and binding effect of the Amendment Documents and the Loan Documents upon such parties. As to any facts that we did not independently establish or verify, we have relied without independent investigation upon statements, representations and certificates of officers of the Company and as to the matters addressed therein, upon certificates or communications from public officials.
Based on and subject to the foregoing and upon such investigation as we have deemed necessary, and subject to the qualifications set forth below, it is our opinion that:
1.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.
2.    The Company has the corporate power and authority to execute and deliver the Amendment Documents and to perform its obligations under the Amendment Documents and under the Loan Documents as amended thereby.

3.    The execution and delivery of the Amendment Documents, and the performance by the Company of the Amendment Documents and the Loan Documents as amended thereby, have been duly authorized by all necessary corporate action, and each of the Amendment Documents has been duly executed and delivered by the Company.
4.    The execution and delivery of the Amendment Documents, and the performance by the Company of the Amendment Documents and the Loan Documents as amended thereby, do not and will not (a) require any consent or approval of the stockholders of the Company or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, other than Authorizing Orders set forth in Schedule 4.2 to the Credit Agreement that (except as noted therein with respect to Borrowings made after December 13, 2012) have been obtained and are in full force and effect, or (b) violate any provision of any law, rule or regulation or any order, writ, injunction or decree presently in effect having applicability to the Company or the Restated Certificate of Incorporation or By-Laws of the Company.
5.    Each of the Amendment Documents and each of the Loan Documents as amended thereby constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its respective terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally and of general principles of equity (regardless of whether applied in a proceeding in equity or at law), except that we express no opinion as to (a) Section 7.3 of the Credit Agreement, (b) the enforceability of rights to indemnify under federal or state securities laws, or (c) the enforceability of waivers of the parties of their respective rights and remedies under law.
This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America. We express no opinion as to the laws of any other jurisdiction.
In rendering this opinion, we have relied as to all matters of North Dakota law, as to matters addressed therein, with your consent, upon the opinion of Paul K. Sandness, Bismarck, North Dakota, the General Counsel of the Company.
This opinion is intended solely for your use and is rendered solely in connection with the Amendment Documents and the Loan Documents, and without our written consent may not be (a) relied upon by you for any other purpose, or (b) relied upon by any other person or entity for any purpose, except that Paul K. Sandness may rely on the opinions expressed herein in rendering to you his opinion of even date herewith.
The opinions expressed above are limited to the law and facts in effect on the date hereof. We disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which might alter, affect or modify the opinions expressed herein.
We hereby consent to reliance by the Administrative Agent and the Lenders now or hereafter parties to the Agreement on the opinions expressed herein.
Very truly yours,
COHEN TAUBER SPIEVACK & WAGNER P.C.

SCHEDULE A
Lenders
Wells Fargo Bank, National Association
Union Bank, N.A.
PNC Bank, National Association
U.S. Bank National Association

Schedule 4(c)
Updates to Representations and Warranties
Schedule 4.4 to the Credit Agreement is hereby amended and restated to read as follows:

SUBSIDIARIES

1.	Alaska Basic Industries, Inc., an Alaska corporation, 100%

2.	Ames Sand & Gravel, Inc., a North Dakota corporation, 100%

3.	Anchorage Sand and Gravel Company, Inc., an Alaska corporation , 100%

4.	Baldwin Contracting Company, Inc., a California corporation, 100%

5.	BEH Electric Holdings, LLC, a Nevada limited liability company, 100%

6.	Bell Electrical Contractors, Inc., a Missouri corporation, 100%

7.	BMH Mechanical Holdings, LLC, a Nevada limited liability company, 100%

8.	Bombard Electric, LLC, a Nevada limited liability company, 100%

9.	Bombard Mechanical, LLC, a Nevada limited liability company, 100%

10.	Capital Electric Construction Company, Inc., a Kansas corporation, 100%

11.	Capital Electric Line Builders, Inc., a Kansas corporation, 100%

12.	Cascade Natural Gas Corporation, a Washington corporation, 100%

13.	Centennial Energy Holdings, Inc., a Delaware corporation, 100%

14.	Centennial Energy Resources International, Inc., a Delaware corporation, 100%

15.	Centennial Energy Resources LLC, a Delaware limited liability company, 100%

16.	Centennial Holdings Capital LLC, a Delaware limited liability company, 100%

17.	Central Oregon Redi-Mix, L.L.C., an Oregon limited liability company, 78%

18.	CGC Resources, Inc., a Washington corporation, 100%

19.	Concrete, Inc., a California corporation, 100%

20.	Connolly-Pacific Co., a California corporation, 100%

21.	Continental Line Builders, Inc., a Delaware corporation, 100%

22.	Coordinating and Planning Services, Inc., a Delaware corporation, 100%

23.	Desert Fire Holdings, Inc., a Nevada corporation, 100%

24.	Desert Fire Protection, a Nevada Limited Partnership, 100%

25.	Desert Fire Protection, Inc., a Nevada corporation, 100%

26.	Desert Fire Protection, LLC, a Nevada limited liability company, 100%

27.	D S S Company, a California corporation, 100%

28.	E.S.I., Inc., an Ohio corporation, 100%

29.	Fairbanks Materials, Inc., an Alaska corporation, 100%

30.	Fidelity Exploration & Production Company, a Delaware corporation, 100%

31.	Fidelity Oil Co., a Delaware corporation, 100%

32.	Frebco, Inc., an Ohio corporation, 100%

33.	FutureSource Capital Corp., a Delaware corporation, 100%

34.	Granite City Ready Mix, Inc., a Minnesota corporation, 100%

35.	Hamlin Electric Company, a Colorado corporation, 100%

36.	Harp Engineering, Inc., a Montana corporation, 100%

37.	Hawaiian Cement, a Hawaii partnership, 100%

38.	ILB Hawaii, Inc., a Hawaii corporation, 100%

39.	Independent Fire Fabricators, LLC, a Nevada limited liability company, 100%

40.	Intermountain Gas Company, an Idaho corporation, 100%

41.	International Line Builders, Inc., a Delaware corporation, 100%

42.	InterSource Insurance Company, a Vermont corporation, 100%

43.	Jebro Incorporated, an Iowa corporation, 100%

44.	JTL Group, Inc., a Montana corporation, 100%

45.	JTL Group, Inc., a Wyoming corporation, 100%

46.	Kent’s Oil Service, a California corporation, 100%

47.	Knife River Corporation, a Delaware corporation, 100%

48.	Knife River Corporation – North Central, a Minnesota corporation, 100%

49.	Knife River Corporation – Northwest, an Oregon corporation, 100%

50.	Knife River Corporation – South, a Texas corporation, 100%

51.	Knife River Dakota, Inc., a Delaware corporation, 100%

52.	Knife River Equipment, Inc., a Delaware corporation, 100%

53.	Knife River Hawaii, Inc., a Delaware corporation, 100%

54.	Knife River Marine, Inc., a Delaware corporation, 100%

55.	Knife River Midwest, LLC, a Delaware limited liability company, 100%

56.	KRC Holdings, Inc., a Delaware corporation, 100%

57.	LME&U Holdings, LLC, a Nevada limited liability company, 100%

58.	Lone Mountain Excavation & Utilities, LLC, a Nevada limited liability company, 100%

59.	Loy Clark Pipeline Co., an Oregon corporation, 100%

60.	LTM, Incorporated, an Oregon corporation, 100%

61.	MDU Brasil Ltda., a Brazil limited liability company, 100%

62.	MDU Construction Services Group, Inc., a Delaware corporation, 100%

63.	MDU Energy Capital, LLC, a Delaware limited liability company, 100%

64.	MDU Industrial Services, Inc., a Delaware corporation, 100%

65.	MDU Resources International LLC, a Delaware limited liability company, 100%

66.	MDU Resources Luxembourg I LLC S.a.r.l., a Luxembourg limited liability company, 100%

67.	MDU Resources Luxembourg II LLC S.a.r.l., a Luxembourg limited liability company, 100%

68.	Midland Technical Crafts, Inc., a Delaware corporation, 100%

69.	Netricity LLC, an Alaska limited liability company, 75%

70.	Nevada Solar Solutions, LLC, a Delaware limited liability company, 100%

71.	Nevada Solar Solutions II, LLC, a Delaware limited liability company, 100%

72.	Northstar Materials, Inc., a Minnesota corporation, 100%

73.	Oregon Electric Construction, Inc., an Oregon corporation, 100%

74.	Pouk & Steinle, Inc., a California corporation, 100%

75.	Prairie Cascade Energy Holdings, LLC, a Delaware limited liability company, 100%

76.	Prairie Intermountain Energy Holdings, LLC, a Delaware limited liability company, 100%

77.	Prairielands Energy Marketing, Inc., a Delaware corporation, 100%

78.	Prairielands Magnetics Limited, a Scotland private limited company, 100%

79.	Rocky Mountain Contractors, Inc., a Montana corporation, 100%

80.	USI Industrial Services, Inc., a Delaware corporation, 100%

81.	The Wagner Group, Inc., a Delaware corporation, 100%

82.	Wagner Industrial Electric, Inc., a Delaware corporation, 100%

83.	The Wagner-Smith Company, an Ohio corporation, 100%

84.	Wagner-Smith Equipment Co., a Delaware corporation, 100%

85.	Wagner-Smith Pumps & Systems, Inc., an Ohio corporation, 100%

86.	Warner Enterprises, Inc., a Nevada corporation, 100%

87.	WBI Canadian Pipeline, Ltd., a Canadian corporation, 100%

88.	WBI Energy, Inc., a Delaware corporation, 100%

89.	WBI Energy Midstream, LLC, a Colorado limited liability company, 100%

90.	WBI Energy Services, Inc., a Delaware corporation, 100%

91.	WBI Energy Transmission, Inc., a Delaware corporation, 100%

92.	WBI Holdings, Inc., a Delaware corporation, 100%

93.	WHC, Ltd., a Hawaii corporation, 100%